Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Kodiak Gas Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common stock, par value $0.01 per share	Rule 457(c)	59,000,000(4)	(5)	$1,591,525,000(6)	0.00014760	$234,910(6)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts							$234,910
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$234,910

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with the Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)    Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(2)    The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)    An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
(4)    Consists of a maximum of 59,000,000 shares of common stock to be sold by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.
(5)    With respect to the offering of shares of our common stock by the selling stockholder, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling stockholder.
(6)    Estimated solely for the purposes of computing the registration fee in accordance with pursuant to Rule 457(c) under the Securities Act, based upon $26.975, the average of the high and low prices of the registrant’s common stock as quoted on the New York Stock Exchange on June 27, 2024 (a date within five business days prior to the filing of this Registration Statement).